UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2025

AFFILIATED MANAGERS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, West Palm Beach, Florida 33401

(Address of Principal Executive Offices)

(800) 345-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	AMG	New York Stock Exchange
5.875% Junior Subordinated Notes due 2059	MGR	New York Stock Exchange
4.750% Junior Subordinated Notes due 2060	MGRB	New York Stock Exchange
4.200% Junior Subordinated Notes due 2061	MGRD	New York Stock Exchange
6.750% Junior Subordinated Notes due 2064	MGRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On December 11, 2025, Affiliated Managers Group, Inc. (the “Company”) completed the issuance and sale of $425,000,000 aggregate principal amount of the Company’s 5.500% Senior Notes due 2036 (the “Securities”).

The Securities were issued pursuant to a senior notes indenture, dated as of June 5, 2020 (the “Base Indenture”), as supplemented by the third supplemental indenture thereto, dated as of December 11, 2025 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association and U.S. Bank Trust Company, National Association, respectively, in each case as trustee. The Securities have been registered under the Securities Act of 1933, as amended, by a shelf registration statement on Form S-3ASR (Registration No. 333-285434) which became effective February 28, 2025 (the “Registration Statement”).

On December 8, 2025, the Company also entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

The terms of the Securities are described in the Company’s prospectus dated February 28, 2025, as supplemented by the final prospectus supplement dated December 8, 2025, as filed with the Securities and Exchange Commission on December 10, 2025 (the “Prospectus Supplement”); the prospectus as so supplemented forms part of the Registration Statement.

The Securities, which are unsecured and unsubordinated obligations of the Company, will mature on February 15, 2036, and will bear interest at a rate of 5.500% per year, with interest payable on February 15 and August 15 of each year, beginning on August 15, 2026. The Company may redeem the Securities at any time, in whole or in part, at a make-whole redemption price plus accrued and unpaid interest. In addition to customary event of default provisions, the Indenture limits the Company’s ability to consolidate, merge or sell all or substantially all of its assets and requires the Company to make an offer to repurchase the Securities upon certain change of control triggering events.

The Company intends to use the net proceeds from the issuance and sale of the Securities to redeem in full and otherwise settle its obligations with respect to the 5.15% Convertible Trust Preferred Securities due 2037 of AMG Capital Trust II in cash, with any remaining net proceeds expected to be used for general corporate purposes. See “Use of Proceeds” in the Prospectus Supplement.

A copy of the Base Indenture is incorporated by reference as Exhibit 4.1 to this Current Report on Form 8-K, and copies of the Underwriting Agreement, the Third Supplemental Indenture, the form of 5.500% Senior Note due 2036, and the opinion of Skadden, Arps, Slate, Meagher & Flom LLP are attached hereto as Exhibits 1.1, 4.2, 4.3, and 5.1, respectively, and are incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement, the Indenture, and the Securities are summaries only and are qualified in their entirety by the complete text of such documents attached to this Current Report on Form 8-K.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of December 8, 2025, among Affiliated Managers Group, Inc. and BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

4.1	Indenture for Senior Notes, dated as of June 5, 2020, between Affiliated Managers Group, Inc., as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Affiliated Managers Group, Inc.’s Current Report on Form 8-K filed on June 5, 2020).

4.2	Third Supplemental Indenture, dated as of December 11, 2025, between Affiliated Managers Group, Inc., as issuer, and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of 5.500% Senior Note due 2036 (included in Exhibit 4.2).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: December 11, 2025	By:	/s/ Kavita Padiyar
	Name:	Kavita Padiyar
	Title:	General Counsel and Corporate Secretary